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                                                     ITEM 14(a)3, EXHIBIT 10(j)

                         FIRST AMENDMENT AND EXTENSION
                                       TO
                              EMPLOYMENT AGREEMENT

       This First Amendment and Extension to Employment Agreement dated December 14, 1994, between Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), and Bruce A. Smith ("Employee"), amends and extends the Employment Agreement dated September 14, 1992 (the "Original Agreement"), between the Company and the Employee:

       The Company and the Employee desire and agree to amend and extend the Original Agreement as follows:

          1.     Section 2 of the Original Agreement:

                 (a) Section 2 is amended by changing "semi-monthly" in subparagraph (a) to "bi-weekly."

                 (b) Section 2 is further amended by deleting subparagraph (b) and redesignating subparagraph (c) as subparagraph (b).

                 (c) Section 2 is further amended to add the following subparagraphs (c), (d), and (e) and changing the designation of subparagraph
(d) to (f):

                (c) Annual Incentive Plan. The Company shall establish an Annual Incentive Compensation Plan for executive officers in which the Employee shall be entitled to participate in a manner consistent with his position with the Company and the evaluations of his performance by the Board of Directors or any appropriate Committee thereof.

                (d) Stock Options and Restricted Stock Grants. The Employee shall be entitled to receive stock options and restricted stock grants under the Company's plans in effect from time to time, if any, commensurate with his position with the Company and the evaluations of his performance by the Board of Directors or any appropriate committee thereof.

                (e) Flexible Perquisites Arrangement. The Employee shall receive a stipulated amount of $20,000 which will be expended by the Company on behalf of the Employee or paid to the Employee, at the Employee's election, to cover various business-related expenses such as


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        monthly dues for country, luncheon or social clubs, automobile expenses and financial and tax planning expenses. The Employee may elect at any time by written notice to the Company to receive any of such stipulated amount which has not been paid to or on behalf of the Employee. In addition, the Company will pay on behalf of the Employee up to $15,000 to pay an initiation fee or fees for a country, luncheon or social club or clubs and will pay directly to the Employee an amount equal to 65 percent of the amount so paid on the Employee's behalf to offset the applicable income tax expense to the Employee. In addition, the Company will pay additional initiation fees and reimburse the Employee for related tax expenses to the extent the Board of Directors or a duly authorized committee thereof determines such fees are reasonable and in the best interest of the Company.

      2. Section 4 of the Original Agreement is amended to delete the phrase "on the third anniversary of the date of this Agreement" and substitute "on
December 14, 1995," therefor and to add the following at the end thereof.

        Notwithstanding the foregoing, if the Company shall not have offered to the Employee the opportunity to enter into a new employment agreement prior to December 14, 1995, with terms, in all respects, no less favorable to the Employee than the terms of this Agreement and with a term lasting until at least December 14, 1997, the Employee shall have the right to elect by written notice delivered to the Company prior to January 14, 1996, to terminate his employment and such termination shall be deemed to have been for Good Reason in accordance with Section 5 and the Employee shall be entitled to all payments and benefits as if he had terminated his employment for Good Reason in accordance with Section 5 on December 13, 1995.

        3. Section 5 of the Original Agreement is amended to read in its entirety as follows:

                5. Termination by the Company Without Cause and Termination by Employee for "Good Reason." The Company may, by delivering 30 days prior written notice to Employee, terminate Employee's employment at any time without cause, and the Employee may, by delivering 30 days prior written notice to the Company, terminate

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        Employee's employment for "Good Reason," as defined below.  If such termination without cause or for Good Reason occurs, Employee shall be entitled to receive a lump-sum payment equal to the sum of (a) two times the sum of (i) his Base Salary at the then current rate and (ii) the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Employee for the year in which the termination occurs and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Employee for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. Employee shall also receive all unpaid bonuses for the year prior to the year in which the termination occurs and shall receive (i) for a period of two years continuing coverage and benefits comparable to all life, health and disability insurance plans which the Company from time to time makes available to its management executives and their families, (ii) a lump-sum payment equal to two times the stipulated flexible perquisites amount pursuant to Section 2(e), and (iii) two years additional service credit under the current non-qualified supplemental pension plans, or successors thereto, of the Company applicable to the Employee on the date of termination. All unvested stock options held by Employee on the date of the termination shall become immediately vested and all restrictions on Restricted Stock then held by the Employee shall terminate.

                For purposes of this Section 5, "Good Reason" shall mean the occurrence of any of the following events.

                (a) Removal, without the consent of Employee in writing, from one or more of the offices Employee holds on the date of this Agreement or a material reduction in Employee's authority or responsibility but not termination of Employee for "cause," as defined below; or

                (b) The Company otherwise commits a material breach of this Agreement.

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                The Company shall pay any attorney fees incurred by Employee in reasonably seeking to enforce the terms of this Section 5.

        4. Section 6 of the Original Agreement Is deleted in its entirety and a new Section 6 is added as follows:

                Section 6. Termination upon Death or Disability. If the Employee's employment is terminated because of death or on account of becoming permanently disabled (as defined in Section 7), the Employee, or his estate, if applicable, shall be entitled to receive the Employee's Base Salary earned pro rata to the date of his termination of employment, plus unpaid bonuses for the year prior to the year in which the termination occurs. All unvested stock options held by the Employee on the date of termination shall become immediately vested and all restrictions on Restricted Stock held by the Employee shall terminate.

         5. Section 7 of the Original Agreement is amended by deleting the second sentence thereof and substituting the following therefor:

                In the event the employment of Employee is terminated for "cause," Employee shall be entitled only to his Base Salary earned pro rata to his date of termination with no entitlement to any base salary continuation payments or benefit continuation (except as specifically provided by the terms of an employee benefit plan of the Company).

        6. Section 8 of the Original Agreement is hereby amended by deleting the words "accrued and" in the second sentence thereof adding the following after the word "bonuses" appearing in such second sentence:

        "for the year prior to the year in which the termination occurs"

        7. Section 9 of the Original Agreement is amended as follows:

        (a) Subclause (a) is amended in its entirety to read as follows:

                (a) A lump-sum payment equal to three times the base salary at the then current rate;


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               (b) The following is added as a new subclause (b):

                   (b) A lump-sum payment equal to the sum of (i) three times the sum of the target bonuses under all of the Company's incentive bonus plans applicable to the Employee for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and
                   (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of the Company's incentive bonus plans applicable to Employee for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination.

                (c) Subclause (b) is redesignated as subclause (c) and the words "awarded under this Agreement" are deleted therefrom.

                (d) The first sentence after subclause (b) is amended to read in its entirety as follows:

                   The Company (or its successor) shall also provide (i) for a period of three years continuing coverage and benefits comparable to all life, health and disability plans of the Company in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal three times the stipulated flexible perquisites amount pursuant to
                   Section 2(e); and (iii) three years additional service credit under the current non-qualified supplemental pension plans, or successors thereto, of the Company applicable to the Employee on the date of termination.

                (e) The second full paragraph relating to "gross up" payments to cover taxes under Section 28OG of the Internal Revenue Code is deleted in its entirety and the two paragraphs immediately thereafter are deleted in their entirety and the following is substituted therefor.

                For purposes of this Agreement, a "change of control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the




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        Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii)
        (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                For purposes of this Section 9, "good reason upon change of control" shall exist if any of the following occurs:

        (i) without Employee's express written consent, the assignment to Employee of any duties inconsistent with the employment of Employee to the positions set forth in




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        Section 1, or a significant diminution of Employee's positions, duties, responsibilities and status with the Company from those immediately prior to a change of control or a diminution in Employee's titles or offices as in effect immediately prior to a change of control, or any removal of Employee from, or any failure to reelect Employee to, any of such positions;

        (ii) a reduction by the Company in Employee's base salary in effect immediately prior to a change of control;

        (iii) the failure by the Company to continue in effect any thrift, stock ownership, pension, life insurance, health, dental and accident or disability plan in which Employee is participating or is eligible to participate at the time of the change of control (or plans providing Employee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any change of control or the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans or deprive Employee of any material fringe benefits enjoyed by Employee at the time of the change of control or the failure by the Company to provide the Employee with the number of paid vacation days to which Employee is entitled in accordance with the vacation policies of the Company in effect at the time of a change of control;

        (iv) the failure by the Company to continue in effect any incentive plan or arrangement (including without limitation, the Company's Incentive Compensation Plan and similar incentive compensation benefits) in which Employee is participating at the time of a change of control (or to substitute and continue other plans or arrangements providing the Employee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any change of control;

        (v) the failure by the Company to continue in effect any plan or arrangement with respect to securities of the Company (including, without limitation, any plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof or to


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        acquire stock or other securities of the Company) in which Employee is participating at the time of a change of control (or to substitute and continue plans or arrangements providing the Employee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any change of control or the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce Employee's benefits under any such plan;

        (vi) the relocation of the Company's principal executive offices to a location outside the San Antonio, Texas, area, or the Company's requiring Employee to be based anywhere other than at the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's present business travel obligations, or, in the event Employee consents to any such relocation of the Company's principal executive or divisional offices, the failure by the Company to pay (or reimburse Employee for) all reasonable moving expenses incurred by Employee relating to a change of Employee's principal residence in connection with such relocation and to indemnify Employee against any loss (defined as the difference between the actual sale price of such residence and the fair market value thereof as determined by the highest of three appraisals from Member Appraisal Institute-approved real estate appraisers reasonably satisfactory to both Employee and the Company at the time Employee's principal residence is offered for sale in connection with any such change of residence);

        (vii) any material breach by the Company of any provision of this Agreement;

        (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

        (ix) any purported termination of Employee's employment by the Company other than termination for cause fully in compliance with this Agreement and for purposes of this Agreement, no such purported termination shall be effective.



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8. Miscellaneous.

        (a) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all other agreements between the-parties which may have related to the subject matter contained in this Agreement, provided that, except as expressly modified hereby, the Original Agreement shall remain in full force and effect.

        (b) Modification; Amendment; Waiver. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

        (c) Governing Law; Jurisdiction. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Texas.

        (d) Employee's Representations. Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

        (e) Company's Representations. Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that its execution and performance of this Agreement is not a violation or breach of any other agreement between Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

        (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


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        (g) Assignment.  The rights and obligations of the parties under this
Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that neither the Company nor Employee may assign any duties under this Agreement without the prior written consent of the other.

        (h) Limitation. This Agreement shall not confer any right or impose any obligation on the Company to continue the employment of Employee in any capacity, or limit the right of the Company or Employee to terminate Employee's employment,

         In witness whereof, the parties have executed this Agreement as of the day and year first above written.

                             Company:   Tesoro Petroleum Corporation



                                 By /s/  MICHAEL D. BURKE
                                    ------------------------------------------
                                         Michael D. Burke
                                         President and Chief Executive Officer




                             Employee: /s/  BRUCE A. SMITH
                                       ---------------------------------------
                                            Bruce A. Smith






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I hereby agree to the removal of Management Information Systems from reporting directly to me, and I hereby stipulate that such action shall not be considered to be "Good Reason" under Section 5 of the Employment Agreement between Tesoro Petroleum Corporation and Bruce A. Smith dated September 14, 1992, as amended by First Amendment and Extension thereto dated December 14, 1994.


                              /s/   BRUCE A. SMITH
                              --------------------------
                                    Bruce A.Smith